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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Experts" in the Statement of Additional Information and the incorporation by reference in this Post-Effective Amendment Number 47 to the Registration Statement (Form N-1A)(No. 2-77048 / 811-3451) of SEI Daily Income Trust of our report dated March 14, 2003, included in the 2003 Annual Report to shareholders.

Philadelphia, Pennsylvania
May 28, 2003